UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

CADRENAL THERAPEUTICS, INC.

(Name of Registrant as Specified in Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side of the important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 01 Steven Zelenkofske For 2 To ratify the appointment of WithumSmith+Brown, PC as our independent registered, public accounting firm for our fiscal year ending on December 31, 2025. For Note: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side of the important matters. Voting Items Board Recommends 1. Election of Directors Nominees: 01 Steven Zelenkofske For 2 To ratify the appointment of WithumSmith+Brown, PC as our independent registered, public accounting firm for our fiscal year ending on December 31, 2025. For Note: Such other business as may properly come before the meeting or any adjournment thereof. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.